UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 22, 2013

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

721 Route 202/206, Suite 130, Bridgewater,	NJ 08807
(Address of Principal Executive Offices)	(Zip Code)

(908) 864-4444
(Registrant's telephone number, including area code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 22, 2013, Senesco Technologies, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Meeting”). The matter voted on by stockholders at the Meeting was a proposal to authorize our Board of Directors to effect a reverse stock split of our outstanding Common Stock at any ratio up to 1-for-100, during the Company’s 2014 fiscal year ending June 30, 2014. There were represented at the Meeting, either in person or by proxy, 178,122,408 shares of the Company’s common stock out of a total number of 227,206,174 shares of the Company’s common stock outstanding and entitled to vote at the Meeting. The results of the stockholders’ votes are as follows:

To authorize our Board of Directors to effect a reverse stock split of our outstanding common stock, $0.01 par value per share, at any ratio up to 1-for-100.	For 156,689,474	Against 21,273,390	Abstain 159,544

The foregoing votes reflect that the authorization to allow the Board to effect a reverse stock split of our outstanding Common Stock at any ratio up to 1-for-100 (the “Reverse Split”), having received the votes listed above, being a majority of the outstanding shares of the Company’s common stock, was duly passed by the stockholders of the Company.

Item 8.01 Other Information.

Stockholders have approved giving the Board of Directors the discretion to implement the Reverse Split, however, the Board continues to evaluate its alternatives, and it has not made any determination regarding the Reverse Split at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: August 23, 2013	By:	/s/ Joel Brooks
Name: Joel Brooks
Title: Chief Financial Officer, Secretary and Treasurer